Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, William A. Oates, Jr., the President of Northeast Investors Growth Fund, Inc. (the “Registrant”), certify that:

1.     The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ William A. Oates, Jr.
William A. Oates, Jr., President
(principal executive officer)

Date:	March 9, 2015

I, John F. Francini, Jr., Chief Financial Officer of Northeast Investors Growth Fund, Inc. (the “Registrant”), certify that:

1.     The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ John F. Francini, Jr.
John F. Francini, Jr., Chief Financial Officer
(principal financial officer)

Date:	March 9, 2015